Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BrightSpring Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, $0.01 par value per share(3)	Rule 457(o)	—	—	$100,000,001	0.00014760	$14,761

	Other	% Tangible Equity Units(4)	Rule 457(o)	—	—	$100,000,001	0.00014760	$14,761

	Equity	Stock Purchase Contracts included as part of the Tangible Equity Units	Rule 457(i)		—	—		—(5)

	Equity	Common stock, $0.01 par value per share underlying the Stock Purchase Contracts	Rule 457(i)		—	—		—(5)

	Debt	Amortizing Notes included as part of the Tangible Equity Units	Rule 457(i)		—	—		—(5)

Fees Previously Paid	Equity	Common stock, $0.01 par value per share(3)	Rule 457(o)	—	—	$100,000,000		$9,270

	Other	% Tangible Equity Units(4)	Rule 457(o)	—	—	$100,000,000		$9,270

	Total Offering Amounts					$200,000,002		$29,521

	Total Fees Previously Paid							18,540

	Total Fee Offsets							—

	Net Fee Due							$10,981

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)

On October 18, 2021, the Registrant filed a registration statement on Form S-1 (File No. 333-260334), as amended (the “Prior Registration Statement”), and paid a registration fee of $18,540. The Prior Registration Statement was not declared effective, and no securities were sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on November 23, 2022. In accordance with Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee for this registration statement against the fees previously paid in connection with the Prior Registration Statement.

(3)	Includes shares of common stock that the underwriters’ have the option to purchase.
(4)

Includes    Tangible Equity Units that are subject to the underwriters’ option to purchase additional Tangible Equity Units. Each Tangible Equity Unit is comprised of a stock purchase contract and an amortizing note. This registration statement also registers an estimated    shares of the Registrant’s common stock that are issuable upon settlement of the purchase contracts that are a component of the Tangible Equity Units registered hereby, at the initial rate of    shares of common stock per purchase contract, based on the assumed initial public offering price of $    per share, which is the midpoint of the estimated price range set forth on the cover page of the common stock prospectus which forms a part of this registration statement and assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts. Under Rule 457(i), there is no additional filing fee payable with respect to the shares of common stock issuable upon settlement of the purchase contracts because no additional consideration will be received in connection with the settlement. The number of shares of the Registrant’s common stock issuable upon such settlement will vary based on the public offering price of the common stock registered hereby. The number of the Registrant’s shares issuable upon settlement of the purchase contracts is subject to anti-dilution adjustments upon the occurrence of certain events described herein. Pursuant to Rule 416 under the Securities Act, the number of the Registrant’s shares to be registered includes an indeterminable number of shares that may become issuable upon settlement of the purchase contracts as a result of such anti-dilution adjustment, solely to the extent permitted by Rule 416.

(5)	No fee pursuant to Rule 457(i) under the Securities Act.